                                  EXHIBIT 4.17

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND THUS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS AVAILABLE.


                                    [ART]

                             "Living Depends On Us"


              WARRANT TO PURCHASE 67,500 SHARES OF COMMON STOCK OF
                      POLLUTION RESEARCH AND CONTROL CORP.

                             FROM DECEMBER 13, 1991
          VOID AFTER 5:00 P.M., LOS ANGELES TIME, ON DECEMBER 12, 1994


        This certifies that Robert Tantleff or registered assigns, is entitled, subject to the terms set forth below, to purchase from Pollution Research and Control Corp., a California corporation (the "Company"), the above number of fully paid and nonassessable shares of Common Stock of the Company ("Common Stock") at a purchase price of One Dollar and Fifty-Eight Cents ($1.58) per share ("Purchase Price"). The Purchase Price and number of shares of Common Stock issuable upon exercise hereof shall be subject to adjustment as provided in this Warrant.

         This Warrant is exercisable at any time, or from time to time, to and including 5:00 Los Angeles time, on December 12, 1994, unless sooner exercise is required pursuant to the terms of this Warrant.

Registered Owner:         Robert Tantleff

Purchase Price:           $1.58 per Share

1.       DEFINITIONS.

         As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

         1.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

         1.2 "Common Stock," when used with reference to stock of the Company, means all shares, now or hereafter authorized, of the class of the Common Stock of the Company presently authorized and stock of any other class into which those shares may hereafter be changed.

         1.3 The terms "Warrant holder," "holder of this Warrant," "holder," or similar terms when the context refers to a holder of the Warrant, refers to any person who shall at the time be the registered holder of the Warrant.

2.       EXERCISE.

         The holder of this Warrant may exercise it in full by surrender of this Warrant, with the form of subscription at the end of this Warrant duly executed by the holder, to the Company at its principal office, accompanied by payment in the amount obtained by multiplying the Purchase Price by the number of shares of Common Stock specified on the face of this Warrant as may be adjusted pursuant to the terms of this Warrant. Payment shall be made in cash, cashier's or certified check payable to the Company, by the surrender of any notes of the Company having an unpaid principal and interest balance at least equal to such payment (designating the portion of such balance to be applied), or by any combination of such methods.

         The holder of this Warrant may exercise it in part by surrendering it, accompanied by payment as provided above, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying the Purchase Price by the number of shares of Common Stock (without giving effect to any adjustment of that number) designated by the holder in a written statement accompanying this Warrant. On partial exercise, the Company shall, unless this Warrant has expired, promptly issue and deliver to the holder of this Warrant a new Warrant or Warrants of like tenor and dated the date hereof in the name of that holder providing for the right to purchase that number of shares of Common Stock (without giving effect to any adjustment of that number) for which this Warrant has not been exercised.

         In the event the Common Stock issuable upon exercise of this Warrant is not then registered under the Securities Act of 1933, as amended, the holder of this Warrant shall, upon exercise of this Warrant, deliver to the Company an investor's certificate with respect to such shares to the effect that such shares are being acquired for investment purposes only and for its own account, and not as a nominee or agent for any other person and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended.

3.       ISSUANCE OF CERTIFICATES.

         As soon as possible after full or partial exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate, or certificates, for the number of fully paid and nonassessable shares of Common Stock to which that holder shall be entitled on such exercise, together with any other securities and property to which that holder is entitled on such exercise under the terms of this Warrant. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Purchase Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional share will be issued on exercise of rights to purchase under this Warrant. If on any exercise of this Warrant, a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Purchase Price.

4.       SUBDIVISIONS OR COMBINATIONS.

         If, at any time during the term hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up, then, immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased and the Purchase Price shall be decreased in proportion to such increase in outstanding shares. If at any time during the term hereof the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, immediately following the record date for such combination, the number of shares of Common Stock issuable upon exercise of this Warrant shall be decreased and the Purchase Price shall be increased in proportion to such decrease in outstanding shares.

         If the Company shall, at any time, subdivide of combine its outstanding shares of Common Stock, pay a dividend of other securities to the holders of such shares, or pay a dividend of shares of Common Stock to holders of any such stock of the Company of any class, this Warrant shall, after that subdivision, combination, or dividend, evidence the right to purchase the number of shares of Common Stock or other securities that would have been issuable to the holder of this Warrant as a result of that subdivision, combination or dividend with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision, combination, or dividend or any record date thereafter. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any judgment under this Section 4 shall become effective at the close of business on the date the subdivision, combination or dividend becomes effective retroactive to the record date therefor, if any.

5.       REORGANIZATION, RECLASSIFICATION.

         If the Common Stock issuable on exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holder of this Warrant shall, on its exercise, be entitled to purchase, in lieu of the Common Stock which that holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock which the holder of this Warrant would have owned or have been entitled to receive after such change, had this Warrant been exercised immediately before that change or any record date therefor.

6.       CONSOLIDATION, MERGERS.

         If at any time there shall be a capital reorganization of the Common Stock issuable upon exercise of this Warrant (other than a combination, reclassification, exchange or subdivision of shares provided for elsewhere in this Warrant) or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant, during the period specified in this Warrant and on payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder of this Warrant after the reorganization, merger, consolidation, or sale such that the provisions of this Warrant (including adjustments of the Purchase Price then in effect and number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event on exercise of this Warrant.

7.       NOTICE.

         The Company shall promptly give written notice of each adjustment of the Purchase Price or the number of shares of Common Stock or other securities issuable on exercise of this Warrant, by certified mail, return receipt requested, postage prepaid, to the registered holder of this Warrant at that holder's address as shown on the Company's books. The notice shall state the adjustment and show in reasonable detail the facts on which that adjustment is based.

         If (i) the Company shall pay any dividend payable in stock on its Common Stock or make any other distributions to the holders of its Common Stock (other than a dividend in Common Stock exempt from the adjustment provisions of this Warrant), or (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights, or (iii) there shall be any capital reorganization or reclassification of the Company's Common Stock or consolidation or merger of the Company with or into another corporation, or (iv) there shall be any sale of all or substantially all of the Company's properties and assets, or (v) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company, or (vi) the Company shall have received an offer approved by the Board of Directors to purchase all or substantially all of its assets; then, in each case, the Company shall give at least 15 calendar days prior written notice (by certified mail, return receipt requested) to the registered holder of this Warrant at the address of that holder shown on the books of the Company, of the date as of which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or the date as of which the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place. That notice shall also specify the date as of which the holders of the Common Stock of record shall participate in that dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable on such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up (on which date, in the event of voluntary or involuntary dissolution, liquidation, or winding up of the Company, or consolidation or merger in which the Company is not a surviving entity or becomes a wholly-owned subsidiary, the right to exercise this Warrant shall cease).

8.       LIMITS ON ADJUSTMENT AND SUBSEQUENT EVENTS.

         No adjustment hereunder shall be made in an amount less than $.25 in the case of an adjustment to the Purchase Price and one tenth of one share in the case of an adjustment in the number of shares of Common Stock purchasable hereunder, but any such amount shall be carried forward and shall be given effect in the next adjustment.

9.       COVENANTS.

         The Company covenants that it will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action avoid, or seek to avoid, the observance or performance of any of the terms of this Warrant, but will, at all times and in good faith, assist in carrying out all those terms and in taking all action necessary or appropriate to protect the rights of the holder of this Warrant against other impairment. Without limiting the generality of the above provision, the
Company:

         (i) will take all necessary or appropriate action in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on exercise of this Warrant;

         (ii) will not increase the par value of the shares of Common Stock receivable on the exercise of this Warrant above the amount payable for those shares on such exercise; and

         (iii) will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Common Stock or other securities from time to time issuable upon exercise of this Warrant.

10.      CHANGES IN WARRANT.

         The form of this Warrant need not be changed because of any adjustment in the Purchase Price or in the number of shares of Common Stock purchasable upon its exercise. A Warrant issued after any such adjustment or any partial exercise or in replacement may continue to express the same Purchase Price and the same number of shares of Common Stock (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that Purchase Price and the number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

11.      LOST CERTIFICATES.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant, upon delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

12.      TRANSFERABILITY.

         This Warrant shall not be transferred or assigned unless the Company receives an opinion of counsel reasonably acceptable to the Company (which counsel may be counsel for the Company), stating that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and the registration and qualification requirements under applicable state law.

13.      GOVERNING LAW.

         This Warrant shall be governed by and construed and enforced in accordance with the laws of California.

14.      TAXES.

         The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon exercise of all or any part of this Warrant; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Warrant.

15.      RIGHTS OF WARRANT HOLDER.

         No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.



DATED:   December 13, 1991       The Company:
                                 POLLUTION RESEARCH AND CONTROL
[SEAL]                           CORP., a California corporation


                                 BY:  /s/  Albert E. Gosselin, Jr.
                                    --------------------------------------------
                                    Albert E. Gosselin, Jr., President and Chief
                                           Executive Officer

                               SUBSCRIPTION FORM


TO:      POLLUTION RESEARCH AND CONTROL CORP.

         The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, ___________ shares of Common Stock of POLLUTION RESEARCH AND CONTROL CORP., and herewith makes payment of and requests that the certificates for those shares be issued in the name of, and delivered to ____________________________________________________________,
whose address is ____________________________________________________________
and if said number of shares shall not be all the shares now purchasable under the attached Warrant, the undersigned hereby requests that a new certificate be registered in the name of and delivered to the undersigned for the balance of the shares purchasable under the attached Warrant.


DATED: _________________________           ___________________________________
                                                        (Signature)

                                           ___________________________________

                                           ___________________________________

                                  Note:    The above signature must correspond
                                           with the name written upon the face
                                           of the attached Warrant Certificate
                                           unless the Warrant has been properly
                                           and lawfully assigned.